CONSENT OF INDEPENDENT AUDITORS'



The Board of Directors
Positron Corporation:



We consent to the incorporation by reference in the registration statement on Form S-8 of Positron Corporation of our report dated March 2, 2001, relating to the balance sheets of Positron Corporation as of December 31, 2000 and 1999, and the related statements of operations, changes in stockholders' or members' equity and cash flows, which report appears in the December 31, 2000, annual report on Form 10-KSB of Positron Corporation.



                                    /s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
April 11, 2001